VIA FACSIMILE

October 15, 1999

Riviera Holdings Corporation
2901 Las Vegas Boulevard South
Las Vegas, NV 89109

Re:      Riviera Holdings Corporation
         13% First Mortgage Notes due 2005

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4, Registration No. 333-81613, together with the amendments thereto (the "Registration Statement") filed by Riviera Holdings Corporation, and the additional registrants specified in the Registration Statement.

We hereby consent to the use of our name and to being named as experts under the captions "Risk Factors - Gaming licenses, permits and approvals," "Legislative Issues" and "State gaming tax issues" and "Gaming and Liquor Regulatory Matters" pertaining to matters of law and legal conclusions concerning Colorado gaming laws in the prospectus which is included in the Registration Statement.

Very truly yours,

HOLME ROBERTS & OWEN LLP



By:  /s/ Thomas A. Richardson
   -----------------------------------
         Thomas A. Richardson, Partner